EXHIBIT 3.1

CHARTER
OF
FIRST CITIZENS BANCSHARES, INC.

The undersigned natural person or persons, having capacity to contract and acting as the incorporator or incorporators of a corporation under the Tennessee General Corporation Act, adopt the following charter for such corporation:

1.	The name of the corporation is First Citizens Bancshares, Inc.

2.	The duration of the corporation is perpetual.

3.	The address of the principal office of the corporation in the State of Tennessee shall be Court and Mill Streets, Dyersburg, Tennessee, County of Dyer.

4.	The corporation is for profit.

5.

The principal purpose for which the corporation is organized is to engage in banking and non-banking activities of a bank holding company which is registered with the Board of Governors of the Federal Reserve System under the Federal Bank Holding Company Act of 1956, as amended. This corporation may engage in any and all lawful businesses allowed for such a bank holding company under state and federal law.

6.	The maximum number of shares which the corporation shall have the authority to issue is Four Hundred Ten Thousand (410,000) shares, each of which shall have a par value of Ten Dollars ($10.00).

7.	The corporation will not commence business until consideration of an amount not less than One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

8.	The capital stock of the corporation may be issued for valid corporate purposes upon authorization by the Board of Directors of the corporation without prior stockholder approval.

9.

The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required in the event that the Board of Directors of the corporation does not recommend to the stockholders of the corporation a vote in favor of (1) a merger or consolidation of the corporation with, or (2) a sale, exchange or lease of all or substantially all of the assets of the corporation to, any person or entity. For purposes of this provision, substantially all of the assets shall mean assets having a fair market value or book value, whichever is greater, of 25 percent or more of the total assets as reflected on a balance sheet of the corporation as of a date no earlier than 45 days prior to any acquisition of such assets. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Section 9.

10.

The Board of Directors of the corporation shall consist of a maximum of twenty-two (22) stockholders of the corporation. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Section 11.

11.	The holders of the shares of the corporation shall have no preemptive right, as defined in Section 48-713 of the Tennessee General Corporation Act.

Dated December 13, 1982

/s/ Judith Ward Lineback
Incorporator

DESIGNATION
OF
REGISTERED AGENT
OF
FIRST CITIZENS BANCSHARES, INC.

To the Secretary of State of Tennessee:

                Pursuant to the provisions of Section 48-1201 of the Tennessee General Corporation Act, the undersigned incorporator or incorporators of a domestic corporation being organized under the Act submit the following statement for the purpose of designating the registered agent for the corporation in the State of Tennessee:

1.             The name of the corporation is First Citizens Bancshares Inc.

2.             The name and street address of its registered agent in the State of Tennessee shall be Stallings Lipford, Court and Mill Streets, Dyersburg, Tennessee 38024.

Dated December 13, 1982

/s/ Judith Ward Lineback

ARTICLES OF AMENDMENT TO THE CHARTER
OF
FIRST CITIZENS BANCSHARES, INC.

Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its Charter:

1.       The name of the corporation is First Citizens Bancshares, Inc.

2.       The amendments adopted are:

a.       The corporation hereby adopts the following article as Article 12 of its Charter:

At all times each holder of common stock of the corporation shall be entitled to one vote for each share of such stock standing in his name on the books of the corporation. At all elections of directors of the corporation, each holder of common stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision) he would then be entitled to cast for the election of directors with respect to his shares multiplied by the number of directors upon whose election he is then entitled to vote, and he may cast all of such votes for a single candidate or may distribute them among some or all of the candidates, as he may see fit.

b.       The corporation hereby adopts the following amendment to Section 10 of its Charter:

The reference to "Section 11" in the last line of Section 10 of the corporation's Charter is amended to read "Section 10."

3.       The amendment was duly adopted by unanimous written consent of the shareholders on June 14, 1983.

4.       The amendment shall be effective upon the filing of these Articles with the Secretary of State.

Dated June 17, 1983.

FIRST CITIZENS BANCSHARES, INC.

By: /s/ Stallings Lipford
Stallings Lipford, President

AMENDMENTS TO ARTICLES OF ASSOCIATION
OF
FIRST CITIZENS BANCSHARES, INC.
CONTROL NUMBER 0123149

Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its Charter:

1. The name of the corporation is First Citizens Bancshares, Inc.

2. The amendments adopted are:

a.             The corporation hereby adopts the following amendment to Article 6 of its Charter by restating as follows:

Article 6: The maximum number of shares which the Corporation shall have the authority to issue is seven- hundred fifty thousand (750,000) shares which shall have a par value of Ten Dollars ($10.00).

b.             The Corporation hereby adopts the following as Article 13 of its Charter:

Article 13: Indemnification of Directors and Officers.

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by applicable Federal and state law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators provided, however, that, except as provided in Section 2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the applicable Federal and state law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the following:

(i)            delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise;

(ii)           delivery to he Corporation by the indemnitee of a written affirmation by the indemnitee of his good faith belief that he has (a) conducted himself in good faith; and (b) he reasonably believed in the case of his official capacity with the Corporation, that his conduct was in its best interest; (c) he reasonably believed in all other cases, that his conduct was at least not opposed to its best interest; and (d) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful;

(iii)          a determination is made on the facts then known to those making the determination would not preclude indemnification under Tennessee law.

Section 2. Right of Indemnitee to Bring Suit.

If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any such suit by the Corporation to recover an advancement of expenses pursuant to the terms of an under-taking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the application standard of conduct set forth in the Tennessee law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the application standard of conduct set forth in the Tennessee law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

Section 3. Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability of loss under Tennessee Business Corporations Law.

Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

c.             The Corporation hereby adopts the following as Article 14 of its Charter:

Article 14: Elimination of Liability of Directors for Monetary Damages for Certain Alleged Breaches of Fiduciary Duty

A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) or under TCA 48-18-304. No provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provisions become effective.

3. The amendments were duly adopted by a majority vote of the shareholders on April 18, 1989.

4. The amendment shall be effective upon the filing of these Articles with the Secretary of State.

Dated May 2, 1989.

FIRST CITIZENS BANCSHARES, INC.

By: /s/ STALLINGS LIPFORD
Stallings Lipford, President

ARTICLES OF AMENDMENT TO THE CHARTER
OF
FIRST CITIZENS BANCSHARES, INC.
CONTROL #0123149

Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopted the following article of amendment to its Charter:

1. The name of the corporation is First Citizens Bancshares, Inc.

2. The amendment adopted is:

a.  The corporation hereby adopts the following amendment to Article 6 of its Charter by restating as follows:

Article 6: The maximum number of shares which the Corporation shall have the authority to issue is two million (2,000,000) shares which shall have a par value of One Dollar ($1.00)

3. The amendment was duly adopted by a majority vote of the shareholders on April 20, 1994.

4. The amendment shall be effective upon the filing of this Article with the Secretary of State.

Dated May 25, 1994

FIRST CITIZENS BANCSHARES, INC.

By: /s/  KATIE WINCHESTER
Katie Winchester, President

ARTICLES OF AMENDMENT TO THE CHARTER OF
FIRST CITIZENS BANCSHARES, INC.

CONTROL #0123149

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopted the following article of amendment to its charter:

1.       The name of the corporation is FIRST CITIZENS BANCSHARES, INC.

2.       The amendments adopted are:

a.       Article 6 is amended to read as follows:

The maximum number of shares which the Corporation shall have the authority to issue is 10,000,000 shares of voting common stock having $1.00 par value.

b.       Article 10 regarding the maximum number of directors is deleted.  The vote of 80% of the outstanding shares was obtained to delete this provision.

3.       The corporation is a for-profit corporation.

4.       There will be no exchange, reclassification, or cancellation of issued shares as a result of this amendment.

5.       The amendment was duly adopted on April 15, 1998, by the shareholders.

6.       The amendment is to be effective when these articles are filed by the Secretary of State.

Dated:  April 16, 1998                                              FIRST CITIZENS BANCSHARES, INC.

                                By:               /s/Katie Winchester

                                                                                                Katie Winchester, President

ARTICLES OF CORRECTION

Pursuant to the provisions of Section 48-11-305 of the Tennessee Business Corporation Act, the undersigned corporation hereby submits this application:

1.       The name of the corporation is: First Citizens Bancshares, Inc.

2.       A copy of the incorrect document (as filed) is attached.

3.       If the document is incorrect because of incorrect statement(s), enter the incorrect statement(s) and the reason(s) it is incorrect:

Article 2, Section A of the Articles of Amendment to the Charter dated April 16, 1998, amended Article 6 of the charter to read as follows:

The maximum number of shares which the Corporation shall have authority to issue is 10,000,000 shares of voting common stock having $1.00 par value.

The amount of par value was erroneously state in the Articles of Amendment to the Charter as $1.00 when it should have been no par value.

4.       The correct statement(s) is/are:

Article 2, Section A of the Articles of Amendment to the Charter dated April 16, 1998, shall be amended to read as follows:

A.      Article 6 is amended to read as follows:

The maximum number of shares which the Corporation shall have authority to issue is 10,000,000 shares of voting common stock having no par value.

     August 31, 1998                                             First Citizens Bancshares, Inc.
      Signature date                                                      Name of Corporation

            President                                                       /s/Katie Winchester
        Signer's Capacity                                                                Signature

                                                                                   Katie Winchester
                                                                                Name (typed or printed)